EXHIBIT 10.73
                                                                   -------------

                               FOURTH AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                                   (CORRECTED)

     Reference is made to that certain Employment Agreement (the "Original Agreement"), dated as of December 21, 1998, by and between ANNIE'S HOMEGROWN, INC. (the "Company"), a Delaware corporation, and Paul B. Nardone (the "Employee"), and an Amendment made to the Original Agreement, as of August 26, 1999, by and between the Company and the Employee (the "First Amendment"), an Amendment made to the First Amendment, as of December 13, 1999, by and between the Company and the Employee (the "Second Amendment"), and an Amendment made to the Original Agreement, as of August 16, 2000 (the "Third Amendment"). This Fourth Amendment to the Original Agreement is made as of September 4, 2001, by and between the Company and the Employee. Capitalized terms not defined in this Fourth Amendment shall have the meaning given to them in the Original Agreement, as amended.

                                   BACKGROUND

     A. The Company and the Employee entered into the Original Agreement to define and/or establish the terms and conditions of the Employee's employment with the Company, including, but not limited to, the duration of his employment with the Company and the compensation and bonuses to be paid to the Employee.

     B. The Company and the Employee executed the First Amendment to the Original Agreement to memorialize their intent to change or otherwise alter certain terms and conditions of the Employee's employment with the Company, including the duration of his employment with the Company and the compensation to be paid to the Employee.

     C. The Company and the Employee executed the Second Amendment to the Original Agreement to memorialize their intent to change or otherwise alter certain terms and conditions of the Employee's employment with the Company, to reflect the Employee's appointment as the Chief Executive Officer of the Company.

     D. The Company and the Employee executed the Third Amendment to the Original Agreement to reflect the Employee's new base salary and the extension of the term of his employment with the Company.

     E. The Company and the Employee now wish to further amend the Original Agreement as set forth herein.

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                                    AGREEMENT

     In consideration of the foregoing background, the mutual agreement of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

     1. Section 1 of the Original Agreement, as amended, is hereby amended by striking the date set forth in the first sentence of Section 1 "March 31, 2001" and inserting "March 31, 2003."

     2. Section 3, Duties and Responsibilities, of the Original Agreement, as amended, is hereby further amended by adding a new Section 3(d) with the following language: "Commencing in 2001 of the Term, as a condition of his employment, Employee shall attend a Masters in Business Administration program ("MBA") at an accredited university approved by the company's Board of Directors. The Company shall pay all of Employee's tuition, fees and expenses incurred in connection with the MBA program."

     3. Section 3(b), of the Original Agreement is hereby amended by adding the following language to the end thereof: "Notwithstanding the foregoing, Employee's matriculation in the MBA Program does not, in itself, conflict with the obligations set forth in this Section 3(b) requiring Employee to work full-time for the Company."

     4. Pursuant to Section 5(a), Compensation-Base Salary, Base Salary for each renewal term is: (1) April 1, 2001 - March 31, 2002: Twelve Thousand Five Hundred Dollars ($12,500) per month, and (2) April 1, 2002 - March 31, 2003: Thirteen Thousand Seven Hundred Fifty Dollars ($13,750) per month.

     5. Section 11(a), Voluntary Termination, is hereby amended by adding the following language, to be read as if immediately following the last sentence of Section 11(a): "In the event that Employee voluntarily terminates his employment with the Company within two (2) years of completing the MBA program referenced in Section 3(d) above, Employee shall reimburse to the Company for all tuition, fees and expenses paid by the Company in connection with the MBA program."

     6. Section 11(b), Involuntary Termination, is hereby amended by adding the following language to the end there of: "In the event of Employees Involuntary Termination for Cause, while he is attending the MBA Program or within two (2) years of completing the MBA Program referred in Section 3(d) above, Employee shall reimburse while he is attending the MBA Program or the Company for all tuition, fees and expenses paid by the Company in connection with the MBA program; provided however, that if Employee's Involuntary Termination for cause occurs after his completion of the MBA Program, Employee's reimbursement obligation shall be reduced by 1/24 for

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          each full month since the Employee completed such MBA Program. In the event of Involuntary Termination, for any reason other than Cause as defined herein, Employee shall not be required to reimburse the Company of the tuition, fees or expenses paid by the Company in connection with MBA program."

     7. In all other respects, the Original Agreement is hereby ratified and confirmed.

     8. This Fourth Amendment may be executed in counterparts, each of which will be considered an original and each of which will constitute one and the same document.

     IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the date set forth above.


                                       ANNIE'S HOMEGROWN, INC.

                                       By:  /s/ Neil Raiff
                                           ------------------------------------
                                           Neil Raiff, Chief Financial Officer


                                       EMPLOYEE:

                                       Paul B. Nardone